U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2007

BIOVEST INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11480	41-1412084
(Commission File Number)	(I.R.S. Employer Identification Number)

377 Plantation Street

Worcester MA 01605

(Address of Principal Executive Office) (Zip Code)

508-793-0001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K:

a. Press release, dated June 5, 2007, by Biovest International, Inc. announcing the Company’s decision to apply for accelerated conditional approval for commercial sale of its BiovaxID anti-cancer vaccine. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K;

b. Press release, dated June 12, 2007, by Biovest International, Inc. announcing entry into a Non-Exclusive Distribution Agreement with VWR International, Inc. for marketing and distribution of Biovest’s AutovaxID device. A copy of this press release is attached as Exhibit 99.2 to this Form 8-K;

c. Press Release dated June 13, 2007 by Biovest International, Inc. announcing that an interim analysis of data from the Company’s ongoing Phase 3 Clinical Trial of its anti-cancer vaccine, BiovaxID, will be conducted at the request of the independent Data Monitoring Committee. A copy of this press release is attached as Exhibit 99.3 to this Form 8-K.

Item 8.01.	Other Events.

On June 8, 2007 Biovest entered into a Non-Exclusive Distribution Agreement with VWR International, Inc. (“VWR”) to market and distribute its breakthrough AutovaxID™ automated cell culture device in North America. VWR plans to begin its sales and marketing activities in July 2007. The initial term of this Distribution Agreement is 24 months, and, unless earlier terminated by either party at the expiration of the then current term upon not less than 90 days’ prior notice, shall thereafter renew automatically for additional and successive terms of 12 months each.

For further detail as to this Distribution Agreement, please refer to the terms of the agreement which is attached as Exhibit 10.1 of this filing.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

a.	Not applicable

b.	Not applicable

c.	Not applicable

d.	See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOVEST INTERNATIONAL, INC.
(Registrant)

Date: June 13, 2007	/s/ James A. McNulty
James A. McNulty, CPA
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Distribution Agreement dated June 8, 2007 between AutovaxID, Inc. and VWR International, Inc.

99.1	Press Release of Biovest International, Inc. Dated June 5, 2007 Announcing Decision to Seek Conditional Approval for BiovaxID in U.S. and EU

99.2	Press Release of Biovest International, Inc. Dated June 12, 2007 Announcing Entry Into Marketing and Distribution Agreement with VWR International, Inc. for AutovaxID instruments

99.3	Press Release of Biovest International, Inc. Dated June 13, 2007 announcing that an Interim Analysis of Anti-Cancer Vaccine, BiovaxID, will be conducted

Exhibit 10.1

NON-EXCLUSIVE DISTRIBUTION AGREEMENT

THIS NON-EXCLUSIVE DISTRIBUTION AGREEMENT (this “Agreement”) is entered into as of this 1st day of June, 2007 (the “Effective Date”) by and between AutovaxID, Inc., a Florida corporation with its principal offices located at 1701 Macklind Avenue, St. Louis, MO 63110(“SUPPLIER”), and VWR INTERNATIONAL, INC., a Delaware corporation with its principal offices located at 1310 Goshen Parkway, West Chester, Pennsylvania 19380 (“DISTRIBUTOR”).

Intending to be legally bound, the parties hereto agree as follows:

1.	Products

(a)	Products Covered by this Agreement

The products covered by this Agreement are those products and accessories set forth in the attached Addendum A, together with the parts and components necessary for the repair and replacement thereof, and all modifications, improvements, developments, upgrades and replacements pertaining thereto (collectively, the “Products”). Addendum A shall be amended automatically from time to time without any further act of the parties to delete any Products the sale of which has been generally discontinued by SUPPLIER. Products may also be added to this Agreement pursuant to Section 1(b).

(b)	New Products

(1)	SUPPLIER shall submit to DISTRIBUTOR specifications and, where feasible, samples of each new product (which is not a Product hereunder) which SUPPLIER intends to manufacture for sale. Within 60 days after such submission, DISTRIBUTOR shall have the right to acquire non-exclusive rights to promote, market, sell and distribute such new products in the Territory (as that term is defined in Section 2(a)), upon terms to be negotiated and agreed upon in good faith by DISTRIBUTOR and SUPPLIER, by advising SUPPLIER that DISTRIBUTOR is electing to add such new products to the Products set forth in Addendum A. Upon agreement as to distribution terms and the giving of notice of election described herein, such new product shall be a Product for the purposes of this Agreement. If DISTRIBUTOR elects to acquire the rights described above to such new product, SUPPLIER shall complete, to DISTRIBUTOR’s satisfaction, DISTRIBUTOR’s most recently available product add form regarding such product.

(2)	Upon DISTRIBUTOR’s election not to promote, market, sell and distribute such new product pursuant to this Agreement, SUPPLIER shall be free to market such new product as it deems fit; provided, however, that SUPPLIER shall not during the term of this Agreement offer a third party the right to promote, market, sell and distribute such new product on terms and conditions more favorable than those set forth herein without first giving DISTRIBUTOR the opportunity, on 30 days’ prior notice, to accept such revised terms and conditions, and provided further that any modification, improvement, development, upgrade or replacement of such new product shall be subject to Section 1(b)(1).

2.	Grant of Non-Exclusive Distributorship

(a)	SUPPLIER hereby grants to DISTRIBUTOR, and DISTRIBUTOR hereby accepts, on the terms and conditions stated in this Agreement, the non- exclusive right during the term of this Agreement to promote, market, sell and distribute the Products throughout North America (the “Territory”).

(b)	Nothing in this Agreement shall prohibit DISTRIBUTOR from promoting, marketing, selling and distributing other articles, including ones that compete with the Products, whether in the Territory or otherwise.

(c)	DISTRIBUTOR shall have the right to appoint sub-distributors to promote, market, sell and distribute the Products in the Territory.

(d)	Notwithstanding the non-exclusive nature of this Agreement, SUPPLIER agrees that it shall not distribute Products in the Territory through Fisher Scientific or Invitrogen at any time during the Term of this Agreement

3.	Term and Renewal

The initial term of this Agreement shall begin on the date set forth in the first paragraph of this Agreement and shall continue for a term of 24 months, and, unless earlier terminated as set forth in Section 12 or by either party at the expiration of the then current term upon not less than 90 days’ prior notice, shall thereafter renew automatically for additional and successive terms of 12 months each.

4.	Price

(a)

The price to DISTRIBUTOR for the Products shall be as set forth on Addendum A or as accepted by DISTRIBUTOR and included in the DISTRIBUTOR’s system. Any additional products that shall be added as Products hereunder as described in Section 1(b) will be subject to the pricing terms negotiated by DISTRIBUTOR and SUPPLIER at the time that they are added as Products. After the first anniversary of the date of this Agreement, SUPPLIER may increase the prices for the Products, provided, that (i) price increases may occur no more than once in any 12 month period, (ii) SUPPLIER shall give DISTRIBUTOR at least 90 days prior written notice of price increases, (iii) the effective date of any price increases shall be the January 1st occurring after notice is received by SUPPLIER, (iv) price increases shall be limited to commercially reasonable increases given market conditions and increases in SUPPLIER’s costs, and (v) DISTRIBUTOR shall have the right to request and receive written explanation of SUPPLIER’s basis for price increases, including without limitation any increased costs supporting such proposed price increases. SUPPLIER may decrease prices for Products, at any time at its option, or to comply with mutually agreed price deflation objectives. Costing on new Products shall be determined based on SUPPLIER’s cost, increased to reflect SUPPLIER’s profit margin consistent with existing Products. All pricing information regarding the Products shall be treated as “confidential” in accordance with Section 11 hereof.

(b)	In recognition of the substantial investment by DISTRIBUTOR in SUPPLIER’s products and the value DISTRIBUTOR adds through its extensive sales efforts and channels, the prices, discounts, rebates, payment terms and other terms and conditions (collectively, the “Commercial Terms”) provided to DISTRIBUTOR hereunder shall in all cases be no less favorable to DISTRIBUTOR than the Commercial Terms offered to any other distributor of any of SUPPLIER’s products and accessories. In addition, SUPPLIER hereby grants to DISTRIBUTOR the right to continue to supply accessories to any of SUPPLIER’s Products to any customer to which DISTRIBUTOR makes sales of such products during the term of this Agreement, including any extensions thereto, for a period of Five (5) years from the date of such Product sale, notwithstanding the earlier termination of this Agreement. Pricing of such accessories shall be determined in accordance with the terms set forth herein.

(c)	DISTRIBUTOR shall be responsible for collecting all domestic, foreign, state or local sales, use, value added or other taxes as well as custom duties, tariffs, levies fees or other charges from customers.

5.	DISTRIBUTOR’s Duties

DISTRIBUTOR shall:

(a)	Submit orders for Products using DISTRIBUTOR’s standard purchase order form, via electronic data interchange or other method of electronic commerce. All purchase orders shall be governed only by the terms and conditions of this Agreement, notwithstanding any inconsistent or additional terms or conditions appearing elsewhere on any other DISTRIBUTOR or SUPPLIER document.

(b)	Pay all invoiced amounts within 45 days of the receipt of the Products by DISTRIBUTOR’s warehouse receiving system; provided, that DISTRIBUTOR shall be given a two percent discount on any invoiced amounts paid within 10 days of receipt and a one percent discount on any invoiced amounts paid within 30 days of receipt.

(c)	Communicate to SUPPLIER any material modifications, design changes or improvements respecting the Products suggested by any customer.

(d)	Advertise, promote, market, sell and distribute the Products by methods which in DISTRIBUTOR’s judgment are appropriate for the sale of the Products, in accordance with the marketing plan attached hereto as Addendum B .

(e)	Provide instructions to DISTRIBUTOR’s customers regarding the use and routine maintenance of the Products.

(f)	During the term of this Agreement, DISTRIBUTOR shall procure and maintain insurance, at its sole cost and expense, in accordance with the following:

(1)	DISTRIBUTOR shall procure and maintain commercial general liability insurance, providing coverage for bodily injury and property damage and coverage for product and completed operations, personal and advertising injury, and contractual liability in an amount of not less than $1,000,000 per occurrence and $2,000,000 aggregate;

(2)	workers’ compensation coverage as required by applicable Laws.

6.	SUPPLIER’s Duties

SUPPLIER shall:

(a)	Ship all Products as directed by DISTRIBUTOR in accordance with the following:

(1)	All Products shipped by SUPPLIER shall be shipped FOB Ex-Works to DISTRIBUTOR’s designated location(s) within the Territory via DISTRIBUTOR’s specified carriers (DISTRIBUTOR shall enter into and bear the costs relating to the contract of carriage). in accordance with DISTRIBUTOR’s most recently published routing guides and Global Logistics Delivery Requirements.

(2)	For all shipments, any applicable UPS (or any successor or alternative shipper utilized by DISTRIBUTOR) accessorial charges shall be borne by the DISTRIBUTOR.

(3)	Title of all Products and risk of loss will pass to DISTRIBUTOR upon SUPPLIER’s delivery of such Products to the carrier. Proof of delivery will be required upon DISTRIBUTOR’s request.

(4)	Any deviation from the delivery terms of this Section 6(a) must be agreed upon in writing by authorized representatives of both SUPPLIER’s and DISTRIBUTOR’s Transportation Departments, respectively, prior to shipment. Failure by SUPPLIER to comply with DISTRIBUTOR’s most recently published routing guides and Global Logistics Delivery Requirements may result in freight, handling and administrative chargebacks.

(5)	For all export shipments, cross border shipments, and shipments to Puerto Rico, SUPPLIER shall furnish a Shippers Export Declaration, commercial invoice, and Product HTS number to DISTRIBUTOR.

(6)	SUPPLIER will drop ship directly to DISTRIBUTOR’s customers as requested by DISTRIBUTOR within 45 days of date of accepted written order (unless different terms are expressly agreed upon in the acceptance of any such order), at no incremental expense to DISTRIBUTOR. Any Product shipped directly by SUPPLIER to any customer at DISTRIBUTOR’s request shall have a minimum of 85% remaining shelf life, if applicable.

(b)	Pack, package, mark and otherwise prepare all Products for shipment in accordance with the standards of the International Safe Transit Association and good commercial practice, acceptable to common carriers for shipment, and adequate to insure their safe arrival at the ultimate destination. SUPPLIER shall mark all containers with necessary lifting, handling and shipping information, purchase order number, date of shipment and the names of SUPPLIER and DISTRIBUTOR.

(c)	Promptly furnish to DISTRIBUTOR, when reasonably requested from time to time, at SUPPLIER’s cost, reasonable quantities of original factory outer cartons and packaging materials.

(d)	Submit invoices to DISTRIBUTOR via electronic data interchange or other method of electronic commerce with each shipment of Products which shall include: purchase order numbers, Product numbers, descriptions of Products, quantities, unit price and complete billing address for the Products so delivered.

(e)	Promptly resolve billing disputes with DISTRIBUTOR and provide DISTRIBUTOR with such information or assistance as DISTRIBUTOR may reasonably require to resolve billing disputes with its customers or freight claims with carriers.

(f)	Promptly refer to DISTRIBUTOR any inquiries or orders SUPPLIER may receive respecting the promotion, sale, marketing or distribution of the Products in the Territory which are reasonably identifiable as having been generated by DISTRIBUTOR’s advertising or sales promotion efforts.

(g)	During the term of this Agreement, procure and maintain insurance, at its sole cost and expense, in accordance with the following:

(1)	SUPPLIER shall procure and maintain:

(i)	commercial general liability insurance, providing coverage for bodily injury and property damage and coverage for product and completed operations, personal and advertising injury, and contractual liability in an amount of not less than $1,000,000 per occurrence and $2,000,000 aggregate;

(ii)	automobile liability coverage for bodily injury and property damage for all SUPPLIER vehicles operated on premises owned or leased by DISTRIBUTOR or its subsidiary or other affiliated or related companies with minimum combined single limits of $2,000,000 protecting DISTRIBUTOR from claims for personal injury (including bodily injury and death) and property damage which may arise from or in connection with SUPPLIER’s, or its officers, directors, employees, agents or subcontractors performance hereunder; and

(iii)	workers’ compensation coverage as required by applicable Laws.

(2)	If the SUPPLIER is providing services to the DISTRIBUTOR, or as may otherwise be required at the sole discretion of the

DISTRIBUTOR, SUPPLIER shall also procure and maintain professional liability, errors and omissions insurance or similar coverage providing coverage in an amount of not less than $1,000,000 per occurrence and $2,000,000 aggregate for bodily injury and property damage for errors and omissions pertaining to any and all services provided to DISTRIBUTOR.

(3)	Each of the foregoing policies of insurance shall name DISTRIBUTOR, its officers, officials, agents and employees as an additional insured or loss payee thereunder.

(4)	DISTRIBUTOR shall be covered to the full limits of liability purchased by SUPPLIER, even if those limits of liability are in excess of those required by this Agreement. SUPPLIER’s insurance shall be the primary and non-contributing to any insurance procured by DISTRIBUTOR. Coverage(s) shall not be suspended, voided, canceled, or reduced in coverage or in limits except after 30 days prior written notice has been given directly to DISTRIBUTOR.

(5)	SUPPLIER shall furnish DISTRIBUTOR proof of coverage evidenced by certificates of insurance reasonably acceptable to DISTRIBUTOR. DISTRIBUTOR reserves the right to require complete, certified copies of all insurance policies required by this Agreement at any time. Failure to maintain the insurance policies as required by this Agreement, or to provide evidence of renewal, is a material breach of this Agreement.

(6)	SUPPLIER shall maintain insurance with duly licensed or approved non-admitted insurers in with an “A.M. Best” rating of not less than “A-”.

(7)	SUPPLIER shall furnish to DISTRIBUTOR on or before the Effective Date a certificate of insurance evidencing the foregoing endorsements, coverages and limits.

(h)	Timely furnish DISTRIBUTOR, at SUPPLIER’s cost, with material safety data sheets and any other documentation reasonably necessary to enable DISTRIBUTOR to comply with all then prevailing applicable federal, state, municipal, local, and other laws and regulations (collectively, “Laws”) relating to the Products, reasonable quantities of SUPPLIER’s sales literature in compliance with DISTRIBUTOR’s Marketing Guidelines, product insert sheets and customer instruction manuals and catalogs for each Product, and, upon request, suitable copy and photographs for use by DISTRIBUTOR in advertising and cataloging.

(i)	Cooperate with DISTRIBUTOR for DISTRIBUTOR created SUPPLIER literature and catalog modules by completing DISTRIBUTOR artwork approval forms upon request in a timely manner.

(j)	For each Product sold to DISTRIBUTOR, provide DISTRIBUTOR with a current and accurate Certificate of Origin pursuant to Article 504 of the North American Free Trade Agreement NAFTA in the format set forth at www.vwr.com. DISTRIBUTOR shall have the right to refuse to export Products within the NAFTA region and/or may withhold payment for Products until SUPPLIER complies with all its obligations hereunder.

(k)	Comply (or cause compliance) in all material respects with all applicable Laws.

(l)	Immediately notify DISTRIBUTOR in writing upon becoming aware of holds or recalls with respect to any Product(s), or any defect or condition (actual or alleged) which in any way may alter the specifications or quality of any Products, render any Products in violation of any Laws including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended from time to time, or the regulations issued thereunder (the “Act”) or as applicable, the Food and Drugs Act (Canada) (the “Canadian Act”), cause revocation of any regulatory approval with respect to any Products or their sale, give rise to a claim against DISTRIBUTOR by any third party, or otherwise negatively affect the salability of any Products (a “Notification Letter”). A Notification Letter shall include catalog and lot/serial numbers(s) of such Product(s), and in the event of a corrective action or recall, shall contain a description of the issue(s) and the corrective action(s), as mailed to all customers that purchased the Product(s) subject to such corrective action or recall. DISTRIBUTOR shall review the information mailed to customers by SUPPLIER to determine if the information is adequate for the purpose of notifying DISTRIBUTOR’s customers. SUPPLIER shall promptly reimburse DISTRIBUTOR for the full price paid for any Products returned to DISTRIBUTOR by a customer, or to SUPPLIER by DISTRIBUTOR, and any costs due to a corrective action or recall, including, but not limited to, the replacement, repair, modification, adjustment, relabeling, destruction, or disposal of any such Product. All Products subject to corrective action or recall shall be sent directly from DISTRIBUTOR’s customers to SUPPLIER.

(m)

Assist DISTRIBUTOR’s promotion activities including, without limitation, having SUPPLIER’s personnel accompany DISTRIBUTOR’s sales personnel on sales presentations at such times, at such places and with expenses allocated as may be agreed upon from time to time by DISTRIBUTOR and SUPPLIER. SUPPLIER’s assistance shall focus particularly on promoting the technical features, capabilities and benefits of the Products. SUPPLIER shall also provide DISTRIBUTOR’s customers from time to time with reasonable quantities of sample Products at no charge, and make demonstration Products owned by SUPPLIER available from time to time for demonstrations at the facilities of DISTRIBUTOR’s customers.

(n)	Develop and conduct training programs for DISTRIBUTOR’s employees with respect to the Products at such times and places as may be agreed upon from time to time by DISTRIBUTOR and SUPPLIER.

(o)	Make any claims for unpaid invoices in writing within one year of the date Products are shipped by SUPPLIER. DISTRIBUTOR shall not be obligated to make payments for, or investigate, claims arising more than one year prior to SUPPLIER’s written claim or request for investigation.

(p)	SUPPLIER shall keep and maintain accurate records, books of account, reports and other data (collectively, “Records”) related to SUPPLIER’s sales of Products to DISTRIBUTOR or otherwise necessary for DISTRIBUTOR to verify SUPPLIER’s compliance with this Agreement. SUPPLIER shall make such Records reasonably available to DISTRIBUTOR or its representative, under appropriate confidentiality provisions, to enable DISTRIBUTOR to verify SUPPLIER’s compliance with this Agreement. SUPPLIER shall maintain such Records for not less than three years or such longer period as required by law.

(q)	Issue return goods authorizations without any restocking charges for Products purchased by DISTRIBUTOR as part of DISTRIBUTOR’s initial stocking order, if such Products remain unsold by DISTRIBUTOR after a period of twelve months from the date of SUPPLIER’s invoice therefor.

(r)	Issue return goods authorizations, in an amount up to one percent of DISTRIBUTOR’s annual purchases, without any restocking charges for Products purchased by DISTRIBUTOR. For the sake of clarity, this amount is in addition to any returns pursuant to Section 6(q).

(s)	Notify DISTRIBUTOR, in writing, no less than 60 days prior to cancellation or renewal, whenever SUPPLIER reduces DISTRIBUTOR’s margin percent on Special Price Quotation (SPQ’s) renewals or replacements. In all instances, SPQ’s shall remain in place and unchanged for a period of at least 12 months. In the event that any of the terms contained in this Agreement conflict with any of the terms contained in any SPQ’s, the terms of this Agreement shall govern.

(t)

Notify DISTRIBUTOR, in writing, no less than six months before discontinuing any Product. DISTRIBUTOR will communicate to SUPPLIER the quantity of discontinued Products on hand at the time of notification and will use commercially reasonable efforts during the six month period to sell such discontinued Products. At the end of the six month period, SUPPLIER will issue return goods authorization without restocking charges for any remaining inventory of the discontinued Products. SUPPLIER will also pay all freight charges for the return of any such discontinued Products.

(u)	Notify DISTRIBUTOR in writing no less than six months before making any material change to any Product or to the process for manufacturing any Product. A material change shall mean any change that may affect the form, fit, function, reliability, stability, product labeling, appearance or interchangeability of any Products or components thereof.

(v)	Not, during the term of this Agreement and for a period of three years after termination of this Agreement (for any reason), directly or indirectly:

(1)	solicit, entice or induce any client, customer, distributor or sub-distributor of DISTRIBUTOR to cease doing business with DISTRIBUTOR; or

(2)	without DISTRIBUTOR’s prior consent, solicit, recruit or hire any employee (or any person that was an employee of DISTRIBUTOR within the previous 12 month period), independent contractor or consultant of DISTRIBUTOR or engage in any activity that would cause any such person or entity to terminate his, her or its relationship with DISTRIBUTOR or violate any agreement with DISTRIBUTOR.

(w)	Notify DISTRIBUTOR in writing at least six months before the interruption of the supply of any Product where the SUPPLIER is temporarily unable to deliver the Product to DISTRIBUTOR.

(x)	And hereby does, represent and warrant to DISTRIBUTOR that:

(1)	it is authorized to enter into this Agreement and that in so doing it is not in violation of any Law or any terms or conditions of any contract or other agreement to which it may be a party;

(2)	it is entitled to grant the license provided by Section 8(c); and

(3)	neither the license granted in Section 8(c), nor the purchase, sale, distribution or use of any Product, shall violate any patent, trade name, trade dress, trademark, service mark, copyright, or other proprietary rights of any third party.

7.	Force Majeure

(a)	If either party is prevented from performing its obligations under this Agreement solely by circumstances beyond the reasonable control and without the fault or negligence of the party obligated to perform (including, without limitation, strikes or other labor difficulties (except those involving either party), war, shortages of power or raw material, Laws or acts of God), upon the prompt giving of notice to the other party detailing such force majeure event and its anticipated duration, the obligations of the party so prevented shall be excused during such period of delay, and such party shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. The party invoking a force majeure event shall notify the other party promptly upon the termination of such event.

(b)	During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of a force majeure event, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

8.	Proprietary Rights

(a)	Patents and Infringement

SUPPLIER shall: (1) prosecute diligently each application for United States and Canadian patent which is now or hereafter pending covering any of the Products and on issuance diligently prosecute each infringer thereof; and (2) repurchase from DISTRIBUTOR, at a price equal to the full purchase price paid by DISTRIBUTOR, any Products in DISTRIBUTOR’s inventory which DISTRIBUTOR reasonably believes it should not or cannot sell, based on an opinion of DISTRIBUTOR’s counsel that future sales by DISTRIBUTOR may result in a claim of patent, trade name, trade dress, trademark, service mark or copyright infringement, or violation of any other proprietary right, or because of a decision, whether interlocutory or final, rendered in an action alleging any such infringement or violation.

(b)	Ownership of Proprietary Rights

(1)	SUPPLIER recognizes that DISTRIBUTOR is the owner of certain brand names, trademarks, trade names, logos and other intellectual property, including the VWR Marks, connoting DISTRIBUTOR which are proprietary to DISTRIBUTOR and which DISTRIBUTOR may elect to use in the promotion, marketing, sale and distribution of the Products, and that SUPPLIER has no right or interest in or to any of such intellectual property.

(2)	Except as otherwise contemplated by this Agreement, neither SUPPLIER nor DISTRIBUTOR, shall, without the prior written consent of the other party, use any of such other party’s brand names, trademarks, trade names or logos, or adopt, use or register any words, phrases or symbols so nearly resembling any of such other party’s brand names, trademarks, trade names or logos as to be likely to lead to confusion or uncertainty, or to impair or infringe the same in any manner, or otherwise imply any endorsement by one party of the other party or its products or services.

(c)	License

SUPPLIER hereby grants to DISTRIBUTOR a royalty-free, irrevocable (during the term of this Agreement) and paid-up right and license to use SUPPLIER’s manuals, logos, copyrighted information, brand names, trademarks and trade names on, and in the promotion, marketing, sale and distribution of, the Products during the term of this Agreement within the Territory, it being expressly understood that DISTRIBUTOR shall discontinue, in a commercially reasonable time, the use thereof upon depletion of DISTRIBUTOR’s inventory of the Products following any expiration or termination of this Agreement. SUPPLIER shall use reasonable commercial efforts to register such brand names, trademarks, trade names and logos where reasonably necessary or useful to the successful distribution of the Products.

9.	Product Warranties

(a)	As a condition of this Agreement, SUPPLIER specifically represents and warrants to DISTRIBUTOR that all Products shipped by SUPPLIER to or on the order of DISTRIBUTOR, its subsidiaries, affiliates, divisions, subdistributors, agents, representatives or customers, and all goods used or embodied in such Products, as of the date of such shipment:

(1)	Shall be free from defects in design, operation, workmanship and materials, conform in all respects with all labeling and product insert sheets and other product specifications and claims made by SUPPLIER for them and shall be produced consistently with good manufacturing practices and good quality control practices.

(2)	Shall be transferred with good and marketable title, free and clear of any liens or encumbrances.

(3)	Except as otherwise agreed, shall have at least 12 months of shelf-life remaining following the date of delivery.

(4)	Shall not infringe upon any patent, trade name, trade dress, trademark, service mark, copyright, or other proprietary rights of third parties.

(5)	Shall have been manufactured, packaged, and labeled and priced and shall be sold in compliance with all Laws, including without limitation, and as applicable, the W.H.M.I.S., Workplace Safety and Insurance Act, 1997 (Ontario) and the Transportation of Dangerous Goods Act, 1992 (Canada), as amended from time to time.

(6)	Are not adulterated or misbranded within the meaning of the Act, or the Canadian Act, as applicable, or any applicable Law, and are not articles which may not, under the provisions of section 404, 505, or 512 of the Act, be introduced into interstate commerce.

(7)	To the extent such Products are subject to the Hazardous Products Act (Canada), as amended from time to time, and regulations thereunder, have reasonably and representatively been tested as prescribed by the Consumer Product Safety Bureau (CPSB) within Health Canada to ensure conformity, at the time of shipment, to the flammability standards in effect under the Hazardous Products Act, as amended from time to time, any applicable codes of the National Fire Code of Canada, and any other Laws relating to flammable substances.

(8)	Comply with all import and export laws, and comply with all government laws and regulations in the Territory that apply or are related to such Products.

(b)	SUPPLIER authorizes DISTRIBUTOR to pass through all warranties to DISTRIBUTOR’s customers, as well as DISTRIBUTOR’s rights to indemnification in Section 10(a)(1).

(c)	SUPPLIER shall promptly replace, at no cost to DISTRIBUTOR, any Product that is, or that a customer returns to DISTRIBUTOR as, defective or non-conforming, with a non-defective or conforming Product (as applicable) or, at DISTRIBUTOR’s option, credit DISTRIBUTOR’s account for all amounts paid with respect to such Product. SUPPLIER shall pay all taxes, transportation and other costs and expenses incurred by DISTRIBUTOR in the replacement of any defective or non-conforming Product.

10.	Indemnification by SUPPLIER

(a)	Indemnification

(1)	SUPPLIER shall indemnify, defend, and hold harmless DISTRIBUTOR, each of its subsidiaries, affiliates, divisions and subdistributors, and its and their respective agents, directors, officers, employees and representatives, and its and their respective successors and assigns (each, a “DISTRIBUTOR Indemnified Party”) from and against, and in respect of, any and all actions, proceedings, claims, suits, judgments, damages, liabilities, losses, penalties, costs and expenses (including, without limitation, attorneys’ fees) of every kind whatsoever (collectively, “Damages”) arising in any manner out of or from, or in connection with any actual or alleged (i) breach by SUPPLIER of any term or provision of this Agreement, including, without limitation, any breach or violation of any representation, warranty, or covenant of SUPPLIER, as well as any non-performance of any obligations hereunder, (ii) use or operation of the Products, including, without limitation, any Damages involving personal injury, death or property damage based on any theory, including strict liability theories, or warranty claim, defect or nonconformity as to any Product, and (iii) wrongful or negligent act or omission by SUPPLIER or its officers, directors, stockholders, agents, servants, employees, representatives or subcontractors relating to the purchase and sale of Products pursuant to this Agreement; provided, that this Section 10(a)(1) shall not obligate SUPPLIER to indemnify any DISTRIBUTOR Indemnified Party for any portion of Damages that DISTRIBUTOR is required to indemnify the SUPPLIER Indemnified Parties for such Damages pursuant to Section 10(a)(2).

(2)	DISTRIBUTOR shall indemnify, defend, and hold harmless SUPPLIER, each of its subsidiaries, affiliates, and divisions, and its and their respective agents, directors, officers, employees and representatives, and its and their respective successors and assigns (each, a “SUPPLIER Indemnified Party” and together with the DISTRIBUTOR Indemnified Parties, the “Indemnified Parties”) from and against, and in respect of, any and all Damages arising in any manner out of or from, or in connection with any actual or alleged (i) breach by DISTRIBUTOR of any term or provision of this Agreement, including, without limitation, any breach or violation of any representation, warranty, or covenant of DISTRIBUTOR, as well as any non-performance of any obligations hereunder, and (ii) wrongful or negligent act or omission by DISTRIBUTOR or its officers, directors, shareholders, agents, servants, employees, representatives or subcontractors relating to the purchase and sale of Products pursuant to this Agreement; provided, that this Section 10(a)(2) shall not obligate DISTRIBUTOR to indemnify any SUPPLIER Indemnified Party for any portion of Damages that SUPPLIER is required to indemnify the DISTRIBUTOR Indemnified Parties for such Damages pursuant to Section 10(a)(1).

(b)	Procedure

Each Indemnified Party shall notify the party responsible for providing indemnification (as the case may be, the “Indemnifying Party”) of any third party claim for which such Indemnified Party seeks indemnification under this Agreement; provided, that the failure to deliver such notice shall not affect the Indemnifying Party’s obligations under this Section 10 except to the extent that the Indemnifying Party is adversely affected thereby. The Indemnifying Party may, but is not obligated to, assume the defense of any claim to which this Section 10 relates or may relate, and may appoint legal counsel responsible for such defense; provided, that if the Indemnifying Party chooses to assume such defense (w) the Indemnifying Party agrees that the Indemnified Party shall be entitled to recover from the Indemnifying Party all Damages arising out of such third party claim, (x) any Indemnified Party may, at its own expense, select its own counsel to represent it, (y), the Indemnifying Party may not settle any such claim against an Indemnified Party without the prior written consent of such Indemnified Party, and (z) the Indemnifying Party shall keep the Indemnified Party promptly informed of all developments in the defense of the action. If the Indemnifying Party elects not to assume such defense, such Indemnified Party may elect to do so and the Indemnifying Party shall pay all costs and expenses of counsel selected by such Indemnified Party in connection with such defense. Any legal counsel appointed by the Indemnifying Party to defend such a claim shall be experienced in the type of litigation involved and shall be reasonably satisfactory to the Indemnified Party. The Indemnifying Party and each Indemnified Party shall cooperate fully in connection with all matters related to the defense of any such claim.

11.	Confidentiality

(a)	Information

During the term of this Agreement, each party may have or may be provided access to the other party’s confidential information and materials (including, without limitation, technical information, marketing, sales, the terms and conditions of this Agreement and new product development information). All such information which, if in written or other tangible form, is clearly designated as “confidential” or, if disclosed orally, is designated as “confidential” in a written memorandum delivered by the party disclosing the confidential information (the “Disclosing Party”) to the party receiving the confidential information (the “Receiving Party”)

promptly following such oral disclosure, shall be retained in confidence in accordance with the terms of this Agreement and any applicable separate nondisclosure agreement between SUPPLIER and DISTRIBUTOR. Further, the Receiving Party shall not (except as expressly authorized herein during the term of this Agreement), either during the term of this Agreement or for three years after its termination or expiration, use, publish or disclose or cause or permit anyone else to use, publish or disclose any such information unless (i) such information was known to the Receiving Party at the time of receipt thereof from the Disclosing Party as evidenced by written documentation, (ii) such information becomes publicly available through no fault of the Receiving Party, or (iii) such information was lawfully obtained by the Receiving Party from any third party without violation of this Agreement. Nothing in this Section shall prevent a Receiving Party from disclosing confidential information of the Disclosing Party pursuant to a request of any court, government or governmental agency or as required by applicable Law; provided, however, that the Receiving Party shall give the Disclosing Party prompt notice of the required disclosure, and shall provide the Disclosing Party with reasonable assistance to the extent the Disclosing Party seeks a protective order or other means to preserve the confidentiality of the information required to be disclosed.

(b)	Termination

Upon termination or expiration of this Agreement, each party shall either return or destroy all copies of any confidential information of the other party described in Section 11(a) in such first party’s possession or control, and certify in writing that all copies of such information have been returned or destroyed.

12.	Termination

(a)	Either party shall have the right to terminate this Agreement, effective immediately upon notice and without prejudice to any of its other rights or remedies, if the other party:

(1)	Bankruptcy or Insolvency

Becomes insolvent, bankrupt or shall generally fail to pay its debts as such debts become due; admits in writing its inability to pay its debts; has a receiver or trustee or other similar official appointed by any court, governmental or public authority or agency having jurisdiction for it or its property; makes an assignment for the benefit of its creditors; has commenced by, for or against it any proceedings under any Law related to bankruptcy, insolvency or the reorganization or the release of debtors; or becomes liquidated or dissolved.

(2)	Force Majeure

Is affected by a force majeure event which continues for more than six (6) consecutive months.

(3)	Default or Breach

Defaults or is in breach of any material term or provision of this Agreement, and fails (i) within ten days following delivery by the terminating party of a notice specifying such default or breach, to notify the terminating party that such default or breach has been cured or shall be cured within 30 days following delivery of such notice, or (ii) within 30 days following delivery by the terminating party of such notice, to remedy such default or breach to the terminating party’s reasonable satisfaction.

(b)	Termination for Convenience

DISTRIBUTOR may terminate this Agreement at any time with or without cause and without liability, upon 180 days written notice to SUPPLIER.

13.	Procedures on Termination or Expiration

(a)	Windup

For a period of 60 days following the effective date of termination of this Agreement by DISTRIBUTOR, SUPPLIER shall continue to honor DISTRIBUTOR’s orders for Products, and DISTRIBUTOR shall pay for the Products on the terms and conditions of this Agreement.

(b)	Repurchase of Inventory

Within 60 days after the effective date of termination or expiration of this Agreement for any reason, upon written request from DISTRIBUTOR, SUPPLIER shall repurchase DISTRIBUTOR’s inventory of the Products, at the full price paid by DISTRIBUTOR therefor.

(c)	Survival

The provisions of Sections, 5(b), 6(a)(4), 6(e), 6(g), 6(j), 6(k), 6(n), 6(o), 8, 9, 10, 11 and this 13 shall remain in full force and effect following the termination or expiration of this Agreement.

14.	Miscellaneous

(a)	Notices

All notices required by this Agreement shall be in writing, and shall be effective on receipt if delivered personally, on the first business day following the date of mailing if sent by a nationally recognized courier guaranteeing next day delivery, or on the third business day following the date of mailing if sent by certified mail, postage prepaid, addressed as follows (or to such other addresses as may be designated by similar notice from time to time delivered to the other party):

If to SUPPLIER, to:

AutovaxID Inc.

1701 Macklind Avenue

St. Louis, MO 63110

Attention: Steven Arikian, M.D. CEO

With a copy to:

324 S. Hyde Park Avenue, Suite 350

Tampa FL 33606

Attention: Legal Department

If to DISTRIBUTOR, to:

VWR International, Inc.

1310 Goshen Parkway

West Chester, PA 19380

Attention: General Counsel

(b)	US Government Procurement Regulations

If the Products to be furnished by SUPPLIER are to be used in the performance of a U.S. government contract or subcontract, those clauses of the applicable U.S. Government procurement regulation which are required by Federal Statute to be included in U.S. Government subcontracts shall be incorporated herein by reference including, without limitation, the Fair Labor Standards Act of 1938, as amended.

(c)	Merger, Modification and Waiver

This Agreement and the attached Addendum, as well as DISTRIBUTOR’s most recently published routing guides and Global Logistics Delivery Requirements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written among the parties with respect to the subject matter hereof. No amendment, modification or waiver of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound and, in the case of a waiver, shall be effective only in the specific instance, and for the specific purpose for which given, and shall not be construed as a waiver of any subsequent breach. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

(d)	Construction and Interpretation

The captions in this Agreement have been inserted for convenience of reference only and do not constitute a part of, and shall not be considered in construing, this Agreement. If any portion of this Agreement is held by a court of competent jurisdiction to be invalid for any reason, the remainder of this Agreement shall not be deemed invalid but shall remain in full force and effect. No course of dealing, usage of trade or course of performance shall supplement, explain or amend any term, condition or instruction of this Agreement, or any shipment of Products hereunder.

(e)	Applicable Law and Venue

This Agreement is made pursuant to, and shall be construed and enforced exclusively in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law. The United Nations Convention on Contracts for the International Sales of Goods expressly shall not apply.

(f)	Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and designees. Neither party may transfer, assign or delegate its rights or obligations under this Agreement or any portion thereof without the prior written consent of the other party, except for any transfer, assignment or delegation, in whole or in part, to its respective parent, subsidiaries or other affiliates, or to a successor entity.

(g)	VWR Affiliates

Any Affiliate of DISTRIBUTOR may participate in this Agreement to the same extent as DISTRIBUTOR, and, without limiting the generality of the foregoing, shall have the right to purchase Products directly from

SUPPLIER pursuant to Section 5 and to promote, market, sell and distribute Products pursuant to Section 2. For the purposes of this Agreement an Affiliate of DISTRIBUTOR shall mean any entity which is directly or indirectly controlled by DISTRIBUTOR; DISTRIBUTOR shall be deemed to control another entity if DISTRIBUTOR has the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting equity, by contract or otherwise, including, but not limited to, ownership of at least thirty percent (30%) of the outstanding voting equity of such entity.

(h)	Nature of Relationship

Neither party, its agents or employees shall, under any circumstances, be considered to be an agent, partner, joint venturer or representative of the other party, or anything other than an independent contractor for all purposes of this Agreement, and except as may be authorized specifically in writing, neither party has express or implied authority to bind the other in any manner whatsoever by virtue of this Agreement.

(i)	Counterparts

For convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes. A facsimile or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

(j)	Severability

If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or application to other persons or circumstances, shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by Law.

(k)	Equitable Remedies

The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of Section 2 (Grant of Non-Exclusive Distribution) or Section 11 (Confidentiality) were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of such Sections because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that those Sections are not performed in accordance with their terms or conditions or are otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of Section 2 (Grant of Non-Exclusive Distribution) and Section 11 (Confidentiality) by the other parties and to enforce specifically such terms and provisions provided in such Sections, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

(l)	Release of Information

Without the prior written consent of the other party, neither party shall disclose to any third person the existence or purpose of this Agreement, its terms or conditions, or the fact that discussions are taking place and that Confidential Information is being shared, except as may be required by Law or court order and then only after first notifying in writing the other party of such required disclosure.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[SUPPLIER]

By:	/s/ Steven Arikian
Authorized Officer
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

VWR INTERNATIONAL, INC.

By:	/s/ Kevin Leak
Authorized Officer
Name:	Kevin Leak
Title:	SVP-Category Management

Addendum A

Product Listing

AutovaxID™ Products and Services

US Ordering Information, 2007

5/16/2007

Part Number	Description	Price, USD	VWR
Instrument			25%
600285-120	AutovaxID™ Automated Cell Culture System	39,950.00	29,962.50
	Includes instrument, barcode scanner, power cord, gas connection fittings, and refrigerator rack for factor bags.

Flowpath Options			25%
600290-211	AutovaxID Flowpath with one 1.1m2 bioreactor	3,450.00	2,587.50
600290-221	AutovaxID Flowpath with one 2.1m2 bioreactor	3,500.00	2,625.00

Optional Disposables			25%
600017-000	10 L Glass Media Bottle (package of four)	1,608.00	1,206.00
600022-000	Cap Assembly, Fluid Delivery, for 10 L Media Bottle (package of four)	243.00	182.25
600023-000	Cap Assembly, Fluid Collection, for all Media Bottles (package of four)	243.00	182.25
600063-000	Sterile In-line Media Filters, mid-volume (four each, one per sterile pack)	406.00	304.50
600063-001	Sterile In-line Media Filters, high-volume (four each, one per sterile pack)	879.00	659.25
600100-072	1/16” Sterile Tubing Extension, recommend 5 per AutovaxID flowpath	47.00	35.25
600101-072	1/8” Sterile Tubing Extension, recommend 1 per AutovaxID flowpath	59.00	44.25
600294-000	Supernatant Sterile Tubing Extension, recommend 1 per AutovaxID flowpath	45.00	33.75
UHGW00026	20L Bag, ICS (basal medium) feed or spent medium collection. Quantity of six. Single-use to eliminate cleaning requirements.	109.00	81.75
600288-000	AutovaxID Factor Bag Set. Spare Set.	710.00	532.50

Optional Services			25%
500077-000	AutovaxID installation and initial operator training (1 day on site.)	3,500.00	2,625.00
500078-000	In house operator training (3 days on site, training for up to 4 persons)	4,500.00	3,375.00
500074-000	Installation Qualification and Operational Qualification	6,600.00	4,950.00
500073-000	Full Service Contract	8,000.00	6,000.00
	Full Service Contract: One-year coverage for one AutovaxID for workmanship and materials of the instrument during normal use. Includes repair or replacement of defective parts at Biovest’s discretion. Labor is included if installation of repaired/replaced part is not routine. Includes up to two trips per year per facility for service. Parts shipment costs are not included. If no repair service has been necessary near the end of the contract coverage, one trip may be used for annual calibration.
500079-000	Laboratory system demonstration	13,500.00	10,125.00
	30 day AutovaxID run at Minnesota facility. Customer provides media and supplements.

Addendum B

VWR Marketing Plan

1. Differentiated Supplier Status: As a differentiated supplier at VWR, Biovest will have the highest possible profile within our organization. Our executive management and sales team is given a higher focus and visibility on the sale of Biovest products, than other non-differentiated suppliers. The number of suppliers in this top tier is limited by VWR.

2. VWR Life Science: The Biovest product range will be part of our “Preferred Supplier” program within the VWR Life Science Category. This program is supported by 31 Life Science Sales Specialists in North America, 3 Sales Directors, 1 Category Manager and 1 Marketing Manager. The Life Science sales team has a higher compensation rate on our “Preferred Suppliers”.

3. Web Site: Preferred placement of Biovest products with supporting literature, application notes and technical information on VWR.com. Biovest products will be given a priority “weighting” during product searches, so that the Biovest products come up first in all related product searches.

4. Publications: VWR will promote AutovaxID products in their publications described in a presentation sent to Biovest on May 16, 2007

5. Sales Conversion Programs: Participation in sales conversion programs at VWR target accounts including Pharma, Biotech, Academic and Medical Research customers.

6. Priority Training and Meeting Participation: Biovest will be invited to participate in all VWR sales meeting (National, regional and local) as well as having the opportunity to provide training to the 450 VWR sales associates and 31 Life Science Specialists in North America.

Exhibit 99.1

Biovest to File for Accelerated Conditional Approval of BiovaxID

Findings Based on 14 Years of Clinical Experience, 9 Years of Median Follow-Up Data and Ongoing Phase 3 Results: Clinical Studies Show BiovaxID Has Favorable Risk-Benefit Ratio as a Complement to Existing Standards of Care

WORCESTER, MA—June 5, 2007—Biovest International, Inc. (OTCBB:BVTI), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (NASDAQ:ABPI), will file and seek conditional approval of its therapeutic anti-cancer vaccine, BiovaxID™, for the indication of follicular Non-Hodgkin’s Lymphoma (NHL). If conditionally approved by the target date of mid-June 2008, Biovest would anticipate commencing commercial sales and marketing by early 2009. Conditional Approval would require the company to complete the ongoing Phase 3 study as a condition to continued marketing of BiovaxID. Biovest intends to file separate applications with the U.S. Food and Drug Administration (FDA) and its European counterpart, the European Medicines Agency (EMEA).

On June 2, 2007, the independent Data Monitoring Committee (DMC) met to review all data for the BiovaxID Phase 3 pivotal efficacy study. Following the meeting with the DMC, Biovest notified the DMC of its intent to seek Conditional Approval in the U.S. and Europe. Biovest plans to seek conditional approval based on the pre-clinical and clinical Phase 2 and ongoing Phase 3 data supporting its highly favorable risk-benefit profile, driven in large part by its exemplary safety record, and evidence of efficacy to date in the treatment of follicular lymphoma, a life-threatening, serious and debilitating condition.

Dr. Larry Kwak, Chairman of the Department of Lymphoma and Myeloma at the MD Anderson Cancer Center, the lead site for the BiovaxID Phase 3 clinical trials, commented, “I fully support Biovest’s strategy to seek conditional approval because patients with NHL continue to deteriorate over time despite substantial recent advances in its treatment. There is a tremendous need for access to BiovaxID, which holds the potential to cure many patients.”

“As there are currently no cures for this fatal disease, our planned discussions with the FDA and EMEA to achieve conditional approval of BiovaxID are critical steps in our effort to make BiovaxID broadly available to non-Hodgkin’s Lymphoma patients worldwide,” said Dr. Steven Arikian, Chairman and Chief Executive Officer of Biovest.

“While currently available treatments are effective at inducing remissions in patients with follicular lymphoma, the disease inevitably returns,” Arikian stated. “Independently-confirmed evidence demonstrates that BiovaxID, used as a complement to existing treatments such as PACE or CHOP-R, stimulates the immune system to delay and even eliminate relapses. State-of-the-art treatments within the BiovaxID clinical trial, especially CHOP-R, open our study to many more participants, allowing Biovest to accelerate and complete study accrual.”

Dr. Arikian continued: “While we cannot be certain of the vaccine’s effect before analyzing the unblinded data, based on the blinded information and interim Kaplan Meier Curves which we have been provided to date, the vaccine appears to be working as expected in our pivotal Phase 3 efficacy trial. This conclusion is drawn based upon the notably higher relapse rate observed in the population prior to the time of vaccination, and the very obvious flattening of the survival curve in the later years of follow-up. We are confident our Phase 3 final data will be consistent with the previous Phase 2 results.”

In lymphoma, each cancerous B-cell produces a unique immunoglobin protein and expresses this antigen on the cell surface. In the mid-1980s, researchers at Stanford University hypothesized that the unique antigen (the idiotype) present on each cancer B-cell in the body could be used to develop a vaccine capable of stimulating the immune system to destroy those B-cells but spare the non-cancerous cells.

BiovaxID is designed to stimulate a patient’s immune system to recognize and destroy cancerous B-cells that may remain in the body or may arise after the patient has been treated with chemotherapy. Unlike many other approaches to treating NHL, BiovaxID is designed to kill only cancerous B-cells, and does not result in making patients immunocompromised as with monoclonal antibodies such as Rituxan.

In the Phase 2 clinical study conducted at the NCI, 20 patients in continuous first complete remission (CR) after chemotherapy treatment were treated with a series of 5 monthly vaccinations of BiovaxID conjugated to KLH and administered with local GM-CSF. After vaccination, 95% of patients showed autologous tumor-specific cellular T-cell responses and 75% of patients showed humoral antibody responses. With a median follow-up of 9.2 years, 45% of patients remained in continuous first CR and the median Disease Free Survival (DFS) for the cohort was 96.5 months, 8.0 years (American Society of Hematology, December 2005, Abstract #2441). Furthermore, 73% of evaluable patients were converted into molecular remission (bcl-2 negative) after the administration of BiovaxID and, thus, cleared the blood of residual cancer cells (American Society of Clinical Oncology, June 2006). At 9.2 years of follow-up, 95% of the patients remained alive, comparing favorably to historical controls where an approximate 50% survival would be expected at that time.

Independent studies done on BiovaxID formulations at Stanford University by Dr. Ron Levy and colleagues, who pioneered this active immunotherapeutic strategy, and the University of Navarra by former members of the NCI team that refined this approach provide additional evidence for the safety and clinical benefit of this anticancer immunotherapeutic. In the Navarra study published in 2006, for example, the clinical benefit was significant at the P=0.001 level.

The BiovaxID study is being conducted at 14 oncology, academic and private practice centers within the United States and 19 centers in Russia. In addition, 8 centers have been initiated in the Ukraine as well.

About Conditional Approval under Subpart E (21CFR 601, Subpart E, Accelerated Approval of Biological Products for Serious or Life-Threatening Illnesses)

FDA may accelerate approval of certain new biological products for serious or life-threatening illnesses, with provisions for any necessary continued study of the drugs’ clinical benefits after approval or with restrictions on use, if necessary. Subpart E is intended to provide expedited marketing of drugs for patients suffering from such illnesses when the drugs provide meaningful therapeutic benefit compared to existing treatments. Accelerated approval will be considered in two situations: (1) When approval can be reliably based on evidence from adequate and well-controlled studies of the drug’s effect on a surrogate endpoint that reasonably suggests clinical benefit or on evidence of the drug’s effect on a clinical endpoint other than survival or irreversible morbidity, pending completion of studies to establish and define the degree of clinical benefits to patients; and (2) when FDA determines that a drug, effective for the treatment of a disease, can be used safely only if distribution or use is modified or restricted. Drugs or biological products approved under these procedures must have met the requisite standards for safety and effectiveness under the Federal Food, Drug, and Cosmetic Act (the act) or the Public Health Service Act (the PHS Act) and, thus, will have full approval for marketing.

About Biovest International, Inc.

Biovest International, Inc., is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc., (NASDAQ:ABPI ) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID(TM), which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. For further information, visit the Company Web site at www.biovest.com.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase(TM), a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID(TM) and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune(TM) SinuNase(TM), BiovaxID(TM), AutovaxID(TM), CRSFungal Profile(TM) and any other statements relating to products, product candidates, product development programs the FDA or clinical study process including the commencement, process or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs;

difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Biovest International, Inc., New York, NY

Steven Arikian, MD

Chairman and Chief Executive Officer

Tel 212 686 4100 ext 8640

sarikian@biovest.com

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, Ph.D.; 813-864-2554-Extension 277

sbonitz@accentia.net

Investors:

The Investor Relations Group, New York

Adam S. Holdsworth, 212-825-3210

aholdsworth@investorrelationsgroup.com

or

Media:

Janet Vasquez, 212-825-3210

jvasqyez@investorrelationsgroup.com

Exhibit 99.2

Biovest and VWR Enter into Marketing and Distribution Agreement for AutovaxID

Dedicated AutovaxID Manufacturing Facility in St. Louis to be Operational September 2007

Worcester, MA—(BUSINESS WIRE)—June. 12, 2007—Biovest International, Inc. (OTCBB:BVTI) a majority owned subsidiary of Accentia Biopharmaceuticals Inc (NASDAQ: ABPI) has entered into a distribution agreement with VWR International, Inc., to distribute its breakthrough AutovaxID™ automated cell culture device in North America. The company believes that this agreement will provide AutovaxID with a preferred position in the market and allow the AutovaxID to achieve rapid market penetration. VWR plans to begin its sales and marketing activities of this product line in July 2007.

To support the anticipated demand for its AutovaxID instruments, Biovest also announced today that its manufacturing facility dedicated to producing AutovaxID units in St. Louis, MO will be operational in September 2007. The new facility consists of 17,000 square feet customized for the manufacture of this new product.

Under the terms of the VWR agreement, Biovest and VWR will service North American customers in an integrated manner. In addition to increasing AutovaxID’s presence in the North American market with broader sales representation and customer relationships, VWR will be working with Biovest to offer additional products and services to its cell culture customers. Biovest will continue to support North American customers with direct sales representation and field applications support personnel as well as provide technical support and instrument service from its U.S. offices.

Dr. Steve Arikian, Chairman and Chief Executive Officer of Biovest commented, “The AutovaxID is a major advance in cell culture for production of complex biologics, especially in personalized medicine. This agreement with VWR greatly enhances our access to North American customers through their team of Life Science Specialists and high visibility in their marketing program.”

The AutovaxID is a fully automated, reusable instrument that employs a fully disposable, closed-system cell-growth chamber incorporating a hollow-fiber cell-growth cartridge. This unique bioreactor replaces conventional stainless steel, glass, and plastic cell-growth chambers that require up to ten times as much laboratory space. Because it is fully enclosed and automated, AutovaxID requires almost no supervision and is less expensive to operate. AutovaxID is a technologically-advanced commercial cell culture system for personalized medicine applications, enabling scalable, cost-effective production of cells or cell-derived products, including monoclonal antibodies.

Biovest plans to utilize the AutovaxID technology to streamline commercial manufacture of its proprietary anti-cancer vaccine, BiovaxID™, which is currently in a pivotal Phase III Clinical Trial and under Fast Track status with the US FDA. On June 4, 2007 Biovest announced that it intends to submit to global regulatory authorities for accelerated conditional approval of BiovaxID.

According to Brian Kerslake, VWR Vice President of Life Science. “Our agreement enhances VWR’s supplier network by extending AutovaxID’s high quality and innovative automated cell culture instruments to our customers. Our relationship will continue to strengthen VWR’s ability to provide our customers with superior solutions and technology.”

About VWR International, Inc.

VWR International is a leader in the global research laboratory industry with worldwide sales in excess of $3 billion US dollars. VWR’s business is highly diversified across products and services, geographic regions and customer segments. The company offers products from a wide range of manufacturers, to a large number of customers primarily in North America, Europe and other locations. VWR’s principal customers are major pharmaceutical, biotechnology, chemical, technology, clinical, food processing and consumer product companies, universities and research institutes, governmental agencies, environmental testing organizations, and primary and secondary schools. VWR distributes a diversified product mix, including chemicals, glassware and plasticware, equipment and instruments, furniture, protective apparel, production and safety products, and other life science and laboratory products and supplies. VWR supports its customers by providing storeroom management, product procurement, supply chain systems integration, technical services and laboratory bench top delivery. VWR maintains operations in over 20 countries and employs over 6,000 people worldwide. VWR International is headquartered in West Chester, Pennsylvania. VWR-G

For more information on VWR International, phone 1-800-932-5000, visit www.vwr.com, or write, VWR International, Inc., 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.

About Biovest International, Inc.

Biovest International, Inc., is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc., (NASDAQ:ABPI ) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID(TM), which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. For further information, visit the Company Web site at www.biovest.com.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase(TM), a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID(TM) and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune(TM) SinuNase(TM), BiovaxID(TM), AutovaxID(TM), CRSFungal Profile(TM) and any other statements relating to products, product candidates, product development programs the FDA or clinical study process including the commencement, process or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Biovest International, Inc., New York, NY

Steven Arikian, MD

Chairman and Chief Executive Officer

Tel 212 686 4100 ext 8640

sarikian@biovest.com

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, Ph.D.; 813-864-2554-Extension 277

sbonitz@accentia.net

VWR International, Inc.

Brian Kerslake

Vice President, Life Science

610-429-2828

brian_Kerslake@vwr.com

Investors:

The Investor Relations Group, New York

Adam S. Holdsworth, 212-825-3210

or

Media:

Janet Vasquez, 212-825-3210

Exhibit 99.3

Interim Analysis of Anti-Cancer Vaccine, BiovaxID, to be Conducted

Independent Data Monitoring Committee Requests Data Lock and Report of Interim Analysis

BiovaxID Phase 3 Clinical Trial Has No Identifiable Safety Concerns

Worcester, MA—June 13, 2007 — Biovest International, Inc. (OTCBB: BVTI), a majority owned subsidiary of Accentia Biopharmaceuticals, Inc. (NASDAQ:ABPI) announces a milestone in its effort to gain accelerated conditional approval for BiovaxID™. The independent Data Monitoring Committee (DMC) has requested an interim analysis of all primary and secondary endpoints. The DMC is the independent committee that is responsible for safety and efficacy reviews of the BiovaxID Phase 3 Clinical Trial. Further, the DMC has requested data lock to occur in September 2007 to facilitate this interim analysis.

Additionally, the DMC has informed the Company that, after its review of unblinded data for the BiovaxID Phase 3 Clinical Trial, there are no identifiable safety concerns related to this therapy. The company believes that BiovaxID’s strong safety record will be supportive of its planned application for accelerated conditional approval of BiovaxID.

BiovaxID is an anti-cancer vaccine that is in pivotal Phase 3 Clinical Trial for the indication of non-Hodgkins lymphoma (NHL). BiovaxID is a personalized, patient specific vaccine designed to stimulate the patient’s own immune system to recognize and destroy cancerous B-cells that may remain in the body or may arise after the patient has been treated with chemotherapy. Unlike many other approaches to treating NHL, BiovaxID is designed to kill only cancerous B-cells. The BiovaxID Phase 3 clinical trial is being conducted at fourteen oncology centers within the United States and nineteen centers in Russia.

The Chairman of the DMC, Dr. Gerry Messerschmidt, MD, FACP, stated, “There are no identifiable safety concerns in the current BiovaxID Phase 3 pivotal Clinical Trial at this time in our data review. To facilitate Biovest’s regulatory agency discussions and petitions based on its announced decision to seek accelerated conditional approval of BiovaxID, the DMC has requested that the database be fully updated and appropriate analyses of all enrolled/randomized patients to-date be performed for “DMC-only” closed session review at the Committee’s next scheduled meeting in September 2007. At that time, the independent committee will explore possible mechanisms of unblinded data review with regulatory agencies.”

Dr Messerschmidt further stated, “The DMC recommends continuation of the Trial with the following changes: that the CHOP-R induction chemotherapy arm (the current Standard of Care) remain open and active; the PACE therapy arm of the study be discontinued, with protocol- defined follow-up of all current PACE patients enrolled.”

Applications for accelerated conditional approval of BiovaxID are planned to be submitted to both the Food and Drug Administration (FDA) and European Medicines Agency (EMEA) by mid-2008. The DMC has agreed to serve as a liaison between the Company and the FDA and the EMEA. If conditionally approved by the target date of mid-June 2008, BiovaxID would be commercially available in early 2009.

Dr. Steven Arikian, Chairman and CEO of Biovest, stated that “The Phase 2 efficacy and safety data, combined with the Phase 3 safety data, blinded disease progression data, and third-party published data, reinforce our confidence that this anti-cancer vaccine is effective and the risk-benefit of BiovaxID in defeating NHL will be proven. Our follow-up data, which was generated during the National Cancer Institute (“NCI”) Phase 2 Clinical Trial, is now 10 years mature and our initial Phase 3 Clinical Trial patients will be 7 years mature at the data lock scheduled for September of this year. We believe that our robust and lengthy follow-up data, which covers over 200 patients in the Phase 2 and Phase 3 Clinical Trials to date, will be helpful in supporting our application for accelerated conditional approval of BiovaxID. Pursuant to the DMC’s request, we plan to submit a comprehensive interim analysis to the DMC in September 2007.”

Dr. Arikian added that, “We are pleased with the independent confirmation of BiovaxID’s overall safety profile in its ongoing Phase 3 Clinical Trial. We are committed to getting BiovaxID to NHL patients as soon as possible. The support being offered by the DMC in upcoming discussions with the FDA and EMEA is of the utmost importance in achieving this goal.”

About Biovest International, Inc.

Biovest International, Inc., is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc., (NASDAQ:ABPI ) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID™, which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. For further information, visit the Company Web site at www.biovest.com.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase(TM), a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID™ and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune(TM) SinuNase(TM), BiovaxID(TM), AutovaxID(TM), CRSFungal Profile(TM) and any other statements relating to products, product candidates, product development programs the FDA or clinical study process including the commencement, process or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Biovest International, Inc., New York, NY

Steven Arikian, MD

Chairman and Chief Executive Officer

Tel 212 686 4100 ext 8640

sarikian@biovest.com

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, Ph.D.; 813-864-2554-Extension 277

sbonitz@accentia.net

Investors:

The Investor Relations Group, New York

Adam S. Holdsworth, 212-825-3210

or

Media:

Janet Vasquez, 212-825-3210